EXHIBIT 99.1
LAKELAND FINANCIAL CORPORATION
401(k) PLAN

FINANCIAL STATEMENTS
December 31, 2011 and 2010

LAKELAND FINANCIAL CORPORATION 401(k) PLAN

Warsaw, Indiana

FINANCIAL STATEMENTS
December 31, 2011 and 2010

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                                                     1

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                                                         3

NOTES TO FINANCIAL STATEMENTS                                                                                                                                                                         4

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                                                       10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee and Plan Administrators
Lakeland Financial Corporation
  401(k) Plan
Warsaw, Indiana

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan ("Plan") as of December 31, 2011 and 2010, and the related statement of changes in net assets available for benefits for the year ended December 31, 2011.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2011 and 2010, and the changes in net assets available for benefits for the year ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental schedule of Schedule H, Line 4i – Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2011 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 2011 financial statements taken as a whole.

Crowe Horwath LLP

South Bend, Indiana
June 21, 2012

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2011 and 2010

	2011	2010
ASSETS

Investments, at fair value (Note 4)	$ 38,912,441	$ 34,771,623

Receivables
Employer	733,828	621,296
Other	-	6,586
Total receivables	733,828	627,882

Total assets	39,646,269	35,399,505

NET ASSETS AVAILABLE FOR BENEFITS	$ 39,646,269	$ 35,399,505

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2011

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments (Note 4)	$ 2,794,556
Interest	261
Dividends	909,552
3,704,369

Contributions
Employer	1,313,384
Participants	1,660,421
Rollovers	41,891
3,015,696

Total additions	6,720,065

Deductions from net assets attributed to:
Benefits paid directly to participants or their beneficiaries	2,466,769
Administrative expenses	6,532

Total deductions	2,473,301

Net increase	4,246,764

Net assets available for benefits beginning of year	35,399,505

End of year	$ 39,646,269

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the “Plan”) is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation (“LFC”) and its subsidiary, Lake City Bank (collectively, “employer”).  An employee becomes eligible to enter the Plan on January 1, April 1, July 1 and October 1 following attainment of age 18 and completion of one month of service.

The Plan was originally adopted December 13, 1983 and has been amended.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan’s provisions. The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 27 funds, or investment options, one of which is invested primarily in LFC common stock.  Twelve of the funds are “Fidelity Freedom” funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The “Artisan Mid Cap Fund”, “Davis NY Venture Fund”,  “Royce Low Priced Stock Fund”, “Allianz NFJ Dividend Value Fund”, “MFS Value R3 Fund”, “Fidelity Contrafund”, “Goldman Sachs Mid Cap Value Fund, “Fidelity Small Cap Stock Fund” and “Fidelity Spartan US Equity Index Fund” are invested primarily in common and preferred stock.  The “Fidelity US Bond Index Fund” and “PIMCO Short Term Invest Fund” are invested primarily in fixed income securities.  The “Fidelity Retirement Money Market Fund” is invested primarily in short-term fixed income investments having maturities of one year or less, and the “Fidelity Diversified International Fund” and “Fidelity Emerging Markets Fund” are invested primarily in foreign common stocks.  A participant’s salary redirection is invested in any of the funds offered at the participant’s discretion.  Employer matching contributions are invested in the same funds as the participant’s salary redirection, and in the same proportions.

Participant Accounts:  Each participant's account is credited with the participant's contribution and an allocation of (a) the employer’s contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of accounts of participants who have left the plan and charged with his or her withdrawals.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant is entitled is the benefit that can be provided from the participant's account

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($16,500 in 2011).  Each year the employer may set a matching percentage of up to 6% of a participant’s compensation, as well as make discretionary contributions.  For 2011, the matching percentage was set at 108% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Retirement, Death and Disability:  A participant is entitled to 100% of his or her account balance upon retirement, death or disability.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

Payment of Benefits:  On termination of service, a participant may elect to receive either a lump sum or a direct rollover equal to the value of his or her vested interest in the account.  For distributions of LFC common stock, distributions are made in stock or cash at the participant’s option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Accounting Method:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles. The financial statements are prepared using the accrual basis.

Investments Valuation and Income Recognition:  The Plan’s investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan’s principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

 Level 3: Significant unobservable inputs that reflect the Plan’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair values of Company common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). There were no transfers from or into Level 1, Level 2 or Level 3 during 2011.  Investments measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements
	at December 31, 2011 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 21,332,190	$ -	$ -
Mutual Funds
Target Date Funds	6,565,509	-	-
Large Cap Blend	592,510	-	-
Large Cap Value	547,009	-	-
Large Cap Growth	1,769,515	-	-
Mid-Cap Growth	657,741	-	-
Mid-Cap Value	621,760	-	-
Small Blend	1,333,697	-	-
Diversified Emerging Markets	196,502	-	-
Foreign Large Cap Growth	805,018	-	-
Bond Fund	1,554,333	-	-
Money Markets	2,936,657	-	-

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	Fair Value Measurements
	at December 31, 2010 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 17,838,146	$ -	$ -
Mutual Funds
Target Date Funds	5,554,634	-	-
Large Cap Blend	487,316	-	-
Large Cap Value	462,492	-	-
Large Cap Growth	1,885,314	-	-
Mid-Cap Growth	579,551	-	-
Mid-Cap Value	615,380	-	-
Small Blend	1,466,269	-	-
Diversified Emerging Markets	290,131	-	-
Foreign Large Cap Growth	965,380	-	-
Bond Fund	1,650,824	-	-
Money Markets	2,976,186	-	-

Net Appreciation (Depreciation) in Fair Value of Investments:  In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

Administrative Expenses:  Administrative expenses are paid by the employer and/or the Plan.

Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2011 and 2010, 54.8% and 51.3%, respectively, of the Plan's investments were in LFC common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risk and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks.  The underlying investment securities are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participant’s individual account balances.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 – INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan’s net assets.

December 31,
2011                         2010
LFC common stock,
  824,592 and 831,228 shares, respectively                                                        $21,232,190             $17,838,146

Fidelity Retirement Money Market,
  2,935,427 and 2,975,023 shares, respectively                                                      2,935,427                 2,975,023

Fidelity Contrafund,
26,231 and 27,836 shares, respectively                                                                  1,769,515*               1,885,314

Less than 5%, but shown for comparative purposes.

The following table presents the net appreciation (depreciation) (including investments bought, sold and held during the year) in fair value for each of the Plan's investment categories for the year ended December 31, 2011.

Mutual funds                                                                                     $        (1,020,122)
LFC common stock                                                                                     3,814,678
                                                                                                                             $          2,794,556

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others.  At December 31, 2011 and 2010, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions and the payment of trustee fees to Fidelity qualify as party-in-interest transactions.

Fees paid by the Plan to Fidelity for accounting services amounted to $6,532 for the year ended December 31, 2011.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2011, the Plan purchased 123,910 shares of Lakeland Financial Corporation common stock at a cost ranging from $19.75 to $26.21 per share.  In 2011, the Plan sold 122,636 shares of Lakeland Financial Corporation common stock at a sales price ranging from $19.73 to $26.07 per share and distributed 7,910 shares of common stock to employees due to termination or retirement.  Cash dividends of $520,922 were paid to the Plan by Lakeland Financial Corporation for 2011.

At December 31, 2011 and 2010, the Plan held the following related party investments (at estimated fair value):

2011:

Lakeland Financial Corporation common stock – 824,592 shares                                                                                                                       $       21,332,190

2010:

Lakeland Financial Corporation common stock – 831,228 shares                                                                                                                       $        17,838,146

NOTE 6 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service has ruled in a letter dated March 31, 2008, that the prototype plan, as then designed, qualifies under Section 401 of the Internal Revenue Code (IRC) and was, therefore, exempt from taxation. The Plan has been amended from the original prototype document. However, the plan administrator believes that the Plan is being operated in compliance with applicable requirements of the IRC.

NOTE 7 – TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have withdrawn from the Plan and requested a distribution prior to year-end.  Amounts allocated to these participants were approximately $0 and $1,769 at December 31, 2011 and 2010, respectively.

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SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2011

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

	Mutual funds:
*	Fidelity Investments	Retirement Money Market
		2,935,427 units		$ 2,935,427

	Davis NY Venture	Davis NY Venture Fund
		1,637 units		53,197

	Allianz Global Investors	Allianz NFJ Dividend Value Fund
		42,568 units		489,530

	Artisan Partners	Artisan Mid Cap Fund
		19,974 units		657,741

	Royce Funds	Royce Low Price Stock Fund
		58,802 units		841,452

	Goldman Sachs	Goldman Sachs Mid Cap Value Fund
		18,638 units		621,760

	Pacific Investment Management	PIMCO Short Term Invest
		32,050 units		310,245

	Massachusetts Financial Services	MFS Value R3
		2,575 units		57,479

                                                                                                                 SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2011

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Contrafund
		26,231 units		1,769,515

*	Fidelity Investments	Fidelity Emerging Markets
		9,576 units		196,502

*	Fidelity Investments	Fidelity Diversified
		International Fund
		31,545 units		805,018

*	Fidelity Investments	Fidelity Small Cap Stock Fund
		29,761 units		492,245

*	Fidelity Investments	Fidelity Freedom Income
		14,519 units		163,193

*	Fidelity Investments	Fidelity Freedom 2000
		652 units		7,752

*	Fidelity Investments	Fidelity Freedom 2010
		18,010 units		235,930

*	Fidelity Investments	Fidelity Freedom 2020
		112,408 units		1,474,787

                                                                                                                 SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2011

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2030
		89,967 units		1,155,176

*	Fidelity Investments	Fidelity Spartan US Equity Index
		12,122 units		539,313

*	Fidelity Investments	Fidelity US Bond Index
		105,610 units		1,244,088

*	Fidelity Investments	Fidelity Freedom 2040
		102,826 units		756,800

*	Fidelity Investments	Fidelity Freedom 2005
		7,017 units		73,824

*	Fidelity Investments	Fidelity Freedom 2015
		69,040 units		754,604

*	Fidelity Investments	Fidelity Freedom 2025
		67,290 units		727,403

*	Fidelity Investments	Fidelity Freedom 2035
		75,616 units		797,747

                                                                                                                                  SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2011

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2045
		21,385 units		185,833

*	Fidelity Investments	Fidelity Freedom 2050
		27,220 units		232,460
				17,579,021

*	Lakeland Financial	Common Stock
	Corporation	824,592 shares		21,332,190

*	Lakeland Financial	Stock Purchase Account
	Corporation	1,230 units		1,230

				$ 38,912,441

*           Denotes party-in-interest

(1)           Cost is not presented as all investments are participant directed investments.

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